Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2001

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5. Other Events

On November 20, 2001, First Financial Holdings, Inc. announced that Equities Magazine, in its seventeenth annual review of Nasdaq companies, lists First Financial in the top 1000 largest domestic companies traded on the Nasdaq Stock Market as measured by market value on July 31, 2001. For more information regarding this matter, see the press release attached hereto as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1). Press release dated November 20, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ A. Thomas Hood
A. Thomas Hood
President and Chief Executive Officer

Date: November 20, 2001

Exhibit 1

Press release dated November 20, 2001.

Contact:	Phyllis B. Ainsworth
Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC.

ANNOUNCES INCLUSION IN NASDAQ 1000

Charleston, South Carolina (November 20, 2001) - First Financial Holdings, Inc. (First Financial) (Nasdaq: FFCH) is pleased to announce that Equities Magazine, in its seventeenth annual review of Nasdaq companies, lists First Financial in the top 1000 largest domestic companies traded on the Nasdaq Stock Market as measured by market value on July 31, 2001. Among the 1000 companies, First Financial ranks 170th in Asset Size, 425th in reported Net Income, 610th in Sales and 990th in Market Value. The Nasdaq Stock Market has 4,247 listed companies as of September 30, 2001. First Financial is the largest publicly traded thrift holding company in South Carolina.

A. Thomas Hood, President and CEO, commented: "We feel very fortunate to be included with such an impressive group of companies. Having just completed our fifth consecutive year of record earnings performance, we are looking forward to fiscal 2002. Earnings per share grew almost 12% in 2001 and we expect to post double digit earnings per share growth in fiscal 2002. We forecast earnings per share ranging from $1.80 to $1.90. During the past several years we have improved returns on stockholders' equity and assets. We remain focused on achieving continued improvements in key stockholder performance measures in 2002 and future years.

"We expect continued growth in revenues from banking services, investment services and insurance sales. Our Kinghorn Insurance Services acquisition had a positive impact on insurance revenues in the final quarter of fiscal 2001. We expect the full year of Kinghorn's operations will result in substantial additional growth in insurance revenues during 2002.

"We will likely face a very different economic environment in fiscal 2002 with interest rates near historic lows, unemployment rising and consumer spending slowing. Nevertheless, we have a very experienced management team, exceptional staff, strong credit culture, and serve attractive markets in the coastal Carolinas. These strengths give us encouragement that results in 2002 will extend our performance to a sixth consecutive record year.

"Having been included with such prestigious companies is quite an honor for us and certainly keeps us focused on achieving our goals this year."

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe," "may," "expect," "planned," "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.